UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 3, 2004

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”), which will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 2, 2004, at 9:30 a.m. California time.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to conducting the business affairs of the Company, we will demonstrate several of the leading applications of Immersion’s haptic technology.

      It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

VICTOR VIEGAS
President, Chief Executive Officer, Chief Financial
Officer, and Director

IMMERSION CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMMERSION CORPORATION

801 Fox Lane
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2004

      The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”) will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 2, 2004, at 9:30 a.m. for the following purposes:

1. To elect two (2) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on April 20, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder, for any purpose relating to the meeting, at the Company’s headquarters located at 801 Fox Lane, San Jose, California 95131 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, Chief Financial
Officer, and Director

San Jose, California

May 3, 2004

IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND
         PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
         YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND
         THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY
BY VOTING IN PERSON AT THE MEETING.

IMMERSION CORPORATION

801 Fox Lane
San Jose, California 95131

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2004

      These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation, for the Annual Meeting of Stockholders to be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 2, 2004, at 9:30 a.m. local time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May 3, 2004.

PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company’s common stock is the only type of security entitled to vote at the Annual Meeting. On April 20, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 23,207,466 shares of common stock outstanding. Each stockholder of record on April 20, 2004 is entitled to one vote for each share of common stock held by such stockholder on April 20, 2004. Shares of common stock may not be voted cumulatively in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

      The Company’s bylaws provide that the holders of a majority of the Company’s common stock, issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

      Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as “no” votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the ratification of the appointment of independent public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

Proxies

      Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominees named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2, the ratification of the Company’s independent public accounts; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to Victor Viegas, President, Chief Executive Officer, Chief Financial Officer, and Director of the Company, at the Company’s principal executive offices. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Pursuant to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Board is divided into three classes — Class I, II, and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. In accordance with the Certificate of Incorporation, Class II directors are to be elected at the 2004 Annual Meeting, a Class III director is to be elected at the annual meeting in 2005, and Class I directors are to be elected at the annual meeting in 2006. As a result of Robert O’Malley’s resignation from the Board effective, February 1, 2003, there is one vacancy in Class III of the Board.

      Two Class II directors are to be elected to the Board at the 2004 Annual Meeting, to serve until the annual meeting of stockholders to be held in 2007 and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

Nominees

      Based upon the recommendation of the Nominating/ Corporate Governance Committee, the Board’s nominees for election as the Class II Directors are Jonathan Rubinstein and Robert Van Naarden, the current Class II members of the Board. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Messrs. Rubinstein and Van Naarden (by writing Mr. Rubinstein’s and/or Mr. Van Naarden’s name where indicated on the proxy) will be voted (unless Mr. Rubinstein and/or Mr. Van Naarden is unable or unwilling to serve) FOR the election of Mr. Rubinstein and Mr. Van Naarden. The Board knows of no reason why Mr. Rubinstein and/or Mr. Van Naarden would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

      The information below sets forth the current members of the Board, including the nominees for Class II Directors:

		Class of		Director
Name	Age	Director	Principal Occupation	Since

Steven Blank	50	I	Private Investor	1996
Jack Saltich	60	I	President, Chief Executive Officer, Director, Three Five Systems, Inc.	2002
Victor Viegas	47	I	President, Chief Executive Officer, Chief Financial Officer, Immersion Corporation	2002
John Hodgman	49	III	President, Chief Executive Officer, Chairman, Cygnus, Inc.	2002
Jonathan Rubinstein	47	II	Senior Vice President of Hardware Engineering, Apple Computer, Inc.	1999
Robert Van Naarden	57	II	President and Chief Executive Officer, Empire Kosher Poultry, Inc.	2002

Nominees to Serve as Directors for a Term Expiring at the 2007 Annual Meeting of Stockholders (Class II Directors):

Jonathan Rubinstein

      Mr. Rubinstein has served as a member of the Board since October 1999. Since February 1997, Mr. Rubinstein has served as Senior Vice President of Hardware Engineering at Apple Computer, Inc., a personal computer company. From August 1993 to August 1996, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of Fire Power Systems, a developer and manufacturer of Power PC-based computer systems. Mr. Rubinstein received a B.S. and an M.S. in electrical engineering from Cornell University and an M.S. in computer science from Colorado State University.

Robert Van Naarden

      Mr. Van Naarden has served as a member of the Board since October 2002. Since February 2004, Mr. Van Naarden has served as the President and Chief Executive Officer of Empire Kosher Poultry, Inc., a chicken and turkey processor in North America. From July 2003 to April 2004, Mr. Van Naarden served as an independent consultant to the Company assisting with certain marketing initiatives of its wholly owned subsidiary, Immersion Medical. From July 2000 to July 2003, Mr. Van Naarden served as the President and Chief Executive Officer of AuthentiDate, Inc., a software services business start-up. From August 1996 to July 2000, Mr. Van Naarden was the Vice President, Sales, Marketing, and Professional Services of Sensar, Inc., a developer and supplier of iris identification products and services for the banking industry. Mr. Van Naarden received a B.S. in physics and a B.S. in electrical engineering from the University of Pittsburgh and an M.S. in electrical engineering/ computer science from Northeastern University.

Director Serving for a Term Expiring at the 2005 Annual Meeting of Stockholders (Class III Director):

John Hodgman

      Mr. Hodgman has served as a member of the Board since January 2002. Mr. Hodgman is the President, Chief Executive Officer, and Chairman of the Board of Cygnus, Inc., a medical company focused on the development, manufacturing, and commercialization of new and improved glucose monitoring devices. He also served as President of Cygnus Diagnostics where he was responsible for the commercialization efforts for the GlucoWatch monitor. He joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. degree from the University of Utah.

Directors Serving for a Term Expiring at the 2006 Annual Meeting of Stockholders (Class I Directors):

Steven Blank

      Mr. Blank has served as a member of the Board since October 1996. From November 1996, until August 1999, Mr. Blank served as Executive Vice President of Marketing for E.piphany, an enterprise software company that Mr. Blank co-founded. From February 1993 to October 1996, Mr. Blank served as Chief Executive Officer of Rocket Science Games, a video game software company. From February 1990 to January 1993, Mr. Blank served as Vice President of Marketing of SuperMac, a supplier of Macintosh peripherals. Since April 2002, Mr. Blank has served as a director of Macrovision Corporation, a company that develops and licenses rights management and copy protection technologies.

Jack Saltich

      Mr. Saltich has served as a member of the Board since January 2002. Since July 1999, Mr. Saltich has served as the President, Chief Executive Officer, and a Director of Three-Five Systems Inc., a technology company specializing in the design, development, and manufacturing of custom displays and display systems employing liquid crystal display (LCD) and liquid crystal on silicon (LCoSTM) microdisplay technology. From April 1996 until August 1999, Mr. Saltich served as Vice President and General Manager of Advanced Micro Device’s European Center in Dresden Germany, and from 1993 until 1996 he was responsible for establishing AMD’s first 200 mm wafer manufacturing facility. Mr. Saltich received both a B.S. and an M.S. in electrical engineering from the University of Illinois. In 2002, Mr. Saltich was awarded an honorary Ph.D. from the University of Illinois. He also completed all course work towards a doctorate in electrical engineering at Arizona State University.

Victor Viegas

      Mr. Viegas has served as a member of the Board since October 2002. Mr. Viegas has served as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Director since October 2002, having served as President, Chief Financial Officer, and Chief Operating Officer from February 2002. From August 1999 until February 2002, Mr. Viegas served as the Company’s Chief Financial Officer and Vice President, Finance. From June 1996 to August 1999, he served as Vice President, Finance and Administration, and Chief Financial Officer of Macrovision Corporation, a company that develops and licenses rights management and copy protection technologies. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer of Balco Incorporated, a manufacturer of advanced automotive service equipment. He holds a B.S. in accounting and an M.B.A. from Santa Clara University. Mr. Viegas is also a Certified Public Accountant in the State of California.

Vote Required

      If a quorum is present and voting, the two nominations for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE CLASS II DIRECTOR NOMINEES LISTED HEREIN.

Board of Directors

Independence of Directors

      Our Board has determined that, except for Mr. Viegas, as President, Chief Executive Officer, and Chief Financial Officer, and Mr. Van Naarden, as a consultant to Immersion, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”) as currently in effect.

Board Structure and Meetings

      During the year ended December 31, 2003, the Board held eight meetings. The Board has a standing Audit Committee, Compensation Committee, and Nominating/ Corporate Governance Committee. During 2003, the Audit Committee met nine times, the Compensation Committee met four times, and the Nominating/ Corporate Governance Committee met three times. Each of the current directors attended at least 75% of the total number of meetings of the Board and each of the current directors except one, Mr. Blank, attended at least 75% of the total number of meetings held by all committees of the Board on which each such director served during 2003. In 2004, the independent members of the Board will meet at regularly scheduled meetings at which only independent directors are present.

Director Attendance at Annual Meetings

      The Company will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. One director attended the Company’s 2003 annual meeting of stockholders.

Corporate Governance and Board Committees

      The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principals of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees, and officers of the Company, is available at www.immersion.com/corpgov. Any substantive amendment or waiver of this Code may be made only by the Board of Directors upon a recommendation of the Audit Committee, and will be disclosed on our Web site. In addition, disclosure of any waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the Securities and Exchange Commission (the “SEC”).

      The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating/ Corporate Governance Committee. Each charter is available on the Company’s Web site at www.immersion.com/corpgov. The charter for the Audit Committee is included in this proxy statement as Appendix A.

Audit Committee

      The Audit Committee retains the Company’s independent auditors, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, provides to the Board of Directors the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, and provides the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The members of the Audit Committee are Messrs. Blank, Hodgman, and Saltich. The Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. In addition, the Board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that at least one member of the Audit Committee, Mr. Hodgman, is qualified as an “audit committee financial expert” as defined by the SEC.

Compensation Committee

      The Compensation Committee reviews and makes recommendations to the Board concerning reward policies, programs, and plans, and approves employee and director compensation and benefits programs. The members of the Compensation Committee are Messrs. Blank and Rubinstein. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules.

Nominating/ Corporate Governance Committee

      The Nominating/ Corporate Governance Committee evaluates and recommends candidates for Board positions to the Board and recommends to the Board policies on Board composition and criteria for Board membership. The Nominating/ Corporate Governance Committee also recommends to the Board, and reviews on a periodic basis, the Company’s succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of the Company’s Chief Executive Officer. In addition, the Nominating/ Corporate Governance Committee periodically reviews policies of the Company and the compliance of senior executives of the Company with respect to these policies. The Nominating/ Corporate Governance Committee also reviews the Company’s compliance with Nasdaq corporate governance listing requirements. The members of the Nominating/ Corporate Governance Committee during 2003 were Messrs. Blank, Hodgman, O’Malley, Rubinstein, and Saltich. As a result of his resignation from the Board of Directors effective February 1, 2003, Mr. O’Malley ceased to be a member of the Nominating/ Corporate Governance Committee. Each of the members of the Nominating/ Corporate Governance Committee is independent for purposes of the Nasdaq rules.

      The Nominating/ Corporate Governance Committee evaluates all directors whose terms will expire at the next annual meeting of stockholders and are willing to continue in service in order to determine whether to recommend to the Board such directors for election at the annual meeting. The Nominating/ Corporate Governance Committee considers the following factors in any such evaluation:

•	the appropriate size of the Board and its Committees;

•	the perceived needs of the Board for particular skills, background, and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

      The Nominating/ Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating/ Corporate Governance Committee to perform all Board and Committee responsibilities. Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.

      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/ Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating/ Corporate Governance Committee believes that it is preferable that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent” director. The Nominating/ Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board.

      The Nominating/ Corporate Governance Committee will consider the criteria and policies set forth above in order to determine if the Board requires additional candidates for director. The Nominating/ Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if the Nominating/ Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of the Nominating/ Corporate Governance Committee.

      The Nominating/ Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a stockholder, provided that any such recommendation is sent in writing to the Corporate Secretary at 801 Fox Lane, San Jose, California 95131 at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, and contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

      The Nominating/ Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in the Nominating/ Corporate Governance Committee’s judgment best suit the needs of the Board at that time.

      In addition, stockholders may nominate directors for election at an annual meeting, provided the advance notice requirements set forth in the Company’s Bylaws have been met.

Communications by Stockholders with Directors

      Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors or individual director, c/o James M. Koshland, Corporate Secretary, 801 Fox Lane, San Jose, California 95131; Fax: (408) 467-1901; Email Address: corporate.secretary@immersion.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board of Directors or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary will relay all communications to directors absent safety or security issues.

Director Compensation

      Non-employee directors receive $2,500 for attending the quarterly Board meetings. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee meetings. In addition each non-employee director of the Company is granted an option to purchase 40,000 shares of common stock under the Company’s Amended 1997 Stock Option Plan (the “1997 Stock Option Plan”) on the date the director first becomes a member of the Board. Non-employee directors also receive annual option grants to purchase 10,000 shares of the Company’s common stock. Subject to continued service to the Company, options granted to non-employee directors vest as to 25% of the shares on the first anniversary of their grant date, with the remaining portion vesting as to 2.083% per month thereafter.

      In 2003, the Company granted options to purchase the Company’s common stock to all of its directors. The options granted Mr. Viegas, who was the Company’s employee director at the time of the grant, is described in the Summary Compensation Table. The options granted to Messrs. Blank, Hodgman, Rubinstein, Saltich, and Van Naarden, the non-employee directors of the Company, are described in the following table.

		Shares	Exercise
	Date of	Subject	Price Per
	Grant	to Option	Share

Steven Blank	02/05/03	10,000	$1.28
John Hodgman	02/05/03	10,000	$1.28
Jonathan Rubinstein	02/05/03	10,000	$1.28
Jack Saltich	02/05/03	10,000	$1.28
Robert Van Naarden	02/05/03	10,000	$1.28

      On July 1, 2003 the Company entered into an independent consulting agreement with Mr. Robert Van Naarden to assist with certain marketing initiatives of its wholly owned subsidiary Immersion Medical. Under the terms of the consulting agreement, Mr. Van Naarden will receive $15,000 per month compensation and reimbursement of out-of-pocket travel expenses. The initial term of the consulting agreement was six months and is renewable for subsequent three-month terms unless either party notifies the other in writing at least ten days prior to the expiration of the then-current term of its election to terminate the agreement. During 2003, Mr. Van Naarden was paid $90,000 as compensation pursuant to this consulting agreement. As of April 21, 2004, the consulting agreement was mutually terminated.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following table presents information concerning compensation earned during the years ended December 31, 2003, 2002, and 2001 by the Company’s current Chief Executive Officer, the Company’s two other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2003, and one former executive officer of the Company who would have been among the four most highly compensated executive officers of the Company had he continued to serve as an executive officer through December 31, 2003 (collectively, the “Named Executive Officers”). In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by these executive officers that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

Summary Compensation Table

				Long Term
				Compensation

		Annual Compensation		Securities
	Fiscal			Underlying	Other
Name & Principal Position	Year	Salary	Bonus(1)	Options	Compensation

Victor Viegas	2003	$216,661	—	250,000	—
President, Chief	2002	$163,440	—	50,000	—
Executive Officer, Chief	2001	$153,709	—	133,600	—
Financial Officer, and Director(2)
Dean Chang, Ph.D.	2003	$150,358	—	30,000	$12,000	(4)
Chief Technology Officer,	2002	$128,730	$2,500	20,000	$17,000	(5)
Vice President Technology	2001	$116,765	$11,000	16,000	—
Adoption and Partner Services(3)
Richard Stacey	2003	$180,662	$5,157	50,000	—
Senior Vice President,	2002	$168,591	$5,000	125,000	—
Medical International	2001	$146,635	$18,751	13,700	—
Business Development(6)
Former Executive Officers:
Joseph DiNucci	2003	$182,851	—	—	—
Senior Vice President,	2002	$41,818	—	500,000	—
Sales(7)	2001	—	—	—	—

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	Mr. Viegas was appointed Chief Executive Officer in October 2002.

(3)	Dr. Chang ceased to be an executive officer of the Company in February 2004.

(4)	Represents tuition reimbursement earned by Dr. Chang in 2003.

(5)	Represents tuition reimbursement earned by Dr. Chang in 2002.

(6)	Mr. Stacey ceased to be an executive officer of the Company in March 2004. Mr. Stacey and the Company agreed to terminate his employment as Senior Vice President, Medical International Business Development effective April 13, 2004.

(7)	Mr. DiNucci ceased to be an executive officer of the Company in November 2003.

Option Grants in the Last Fiscal Year

      The following table presents information with respect to grants of options to purchase the Company’s common stock made during the fiscal year ended December 31, 2003 to the Named Executive Officers.

					Potential Realizable
	No. of	Percent of			Value at Assumed Annual
	Securities	Total Options			Rates of Stock
	Underlying	Granted to			Appreciation for Option
	Options	Employees	Exercise		Term(2)
	Granted	During	Price	Expiration
Name	(#)(1)	Period(%)	($/Share)	Date	5%	10%

Victor Viegas	250,000	11.36	$1.28	02/05/13	$201,246	$509,998
Dean Chang, Ph.D.	30,000	1.36	$1.28	02/05/13	$24,150	$61,200
Richard Stacey	50,000	2.27	$1.28	02/05/13	$40,249	$102,000
Joseph DiNucci	—	—	$—	—	$—	$—

(1)	Options granted pursuant to the Company’s 1997 Stock Option Plan generally vest at a rate of 25% of the underlying shares 12 months after the date of grant, and 2.0833% monthly thereafter over the next 36 months, and have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company.

(2)	The potential realizable value represents the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. There can be no assurance that any of the value reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

      The following table presents information concerning the value of exercisable and unexercisable options held as of December 31, 2003 by the Named Executive Officers:

			Number of Securities		Value Of Unexercised
			Underlying Options at		In-The-Money Options at
			Fiscal Year End		Fiscal Year End ($)(2)
	Shares Acquired	Value
Name	On Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Victor Viegas	—	—	678,492	320,008	$82,547	$1,265,053
Dean Chang, Ph.D.	48,535	$82,241	105,512	44,042	$52,608	$179,120
Richard Stacey	11,528	$38,784	77,402	134,084	$172,452	$549,048
Joseph DiNucci	—	—	145,833	354,167	$611,186	$1,484,314

(1)	Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column “Value Realized.” The amounts reported above under the column “Value Realized” merely reflect the amount by which the fair market value of the common stock of the Company on the date of the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of common stock issued upon exercise of the options are sold.

(2)	Based on the closing price of $5.95 of the Company’s common stock as reported on the Nasdaq National Market System at December 31, 2003, the last day of trading of the Company’s common stock during 2003, less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

      On November 5, 2001, the Company entered into an employment agreement with Mr. Victor Viegas, President, Chief Financial Officer, and Chief Operating Officer of the Company. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event

Mr. Viegas’ employment with the Company is terminated without “cause,” or if Mr. Viegas terminates his employment for “constructive reason,” Mr. Viegas shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental, and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall become vested. If Mr. Viegas is terminated as result of death or disability, 24 months of his unvested stock and stock options shall vest, and in the event of disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall immediately vest. In the event Mr. Viegas’ employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, 100% of his then unvested stock and stock options shall vest in full. Effective October 23, 2002, Mr. Viegas was promoted to Chief Executive Officer.

      On June 14, 1996, the Company entered into an employment agreement with Mr. Richard Stacey, Vice President and General Manager, Immersion Medical, Inc. The agreement provides for a minimum annual base salary of $123,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Stacey’s employment with the Company is terminated for any reason not related to Mr. Stacey’s performance, the Company will provide severance payments equal to three month’s salary to be paid in bi-weekly installments. On December 3, 2003 the Company and Mr. Stacey amended and restated the June 14, 1996 employment agreement. The amendment provides that Mr. Stacey shall be employed by the Company as its Senior Vice President, Medical International Business Development with an annual base salary of $180,000 and the right to participate in a variable compensation plan as mutually developed by the Senior Vice President and Medical General Manager. Additionally, in the event Mr. Stacey’s employment with the Company is terminated for any reason not related to Mr. Stacey’s performance, the Company will provide continued payment of Mr. Stacey’s salary at his final base salary rate, less applicable withholdings, and pay premiums for Mr. Stacey’s COBRA coverage for the twelve months following his termination. Mr. Stacey and the Company agreed to terminate his employment as Senior Vice President, Medical International Business Development effective April 13, 2004.

      On October 3, 2002, the Company entered into an employment agreement with Mr. Joseph DiNucci, Senior Vice President, Sales. The agreement provides for a minimum annual base salary of $180,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. DiNucci’s employment with the Company is terminated for any reason other than fraud or willful malfeasance (or similar wrongful acts) or willful and continuing neglect of duties, Mr. DiNucci shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental, and vision benefits for as long as he remains entitled to receive his base salary, and (iii) stock option vesting shall accelerate by 12 months.

      The Company’s 1994 stock option plan provides that, in the event of a change in control, the Board may either arrange with the acquiring corporation that outstanding options be assumed or that equivalent options be substituted by the acquiring corporation; or provide that any unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted, or exercised prior to a change of control.

AUDIT COMMITTEE REPORT

      Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to retain independent auditors, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits of the Company and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board. During fiscal 2003, the Audit Committee met nine times and discussed the interim financial information contained in each quarterly earnings announcement as well as the Quarterly Reports on

Form 10-Q for the Company’s first, second, and third quarters of fiscal 2003 with the President, Chief Executive Officer, and Chief Financial Officer; and the Vice President, Corporate Controller and the Company’s independent public accountants prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC.

      Management is primarily responsible for the system of internal controls and the financial reporting process. The independent public accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee is responsible for monitoring and overseeing these processes.

      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors, the independent public accountants’ independence, and concluded that the nonaudit services performed by Deloitte & Touche LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2003 Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission; and

•	instructed the independent public accountants that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

John Hodgman, Chairman
Jack Saltich
Steven Blank

COMPENSATION COMMITTEE REPORT

      This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2003. The Compensation Committee has the authority to administer the Company’s stock option plans, establish the level of base salary payable to the Chief Executive Officer (“CEO”) and the other executive officers of the Company, and the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers. The Compensation Committee of the Board is comprised of non-employee directors.

      General Compensation Policy. The Committee’s fundamental compensation policy is to align compensation with business objectives and performance, and to enable the Company to attract, retain, and reward executive officers whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer’s compensation package consists of: (i) base salary; (ii) annual cash bonus; and (iii) long-term stock-based incentive awards.

      Base Salary. The base salary for each executive officer is reviewed annually by the Compensation Committee and adjustments are made based on personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company’s. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.

      Cash Bonuses. An executive officer of the Company was guaranteed quarterly bonuses in accordance with the terms of his offer letter and his employment agreement with the Company. That guaranteed bonus was in effect for one year or less. In addition, certain of the Company’s executive officers are eligible for annual bonuses based on the achievement of both corporate and functional objectives, including sales targets and patent issuances. Effective as of January 2002, the Company has adopted a revised annual cash bonus program applicable to all of the Company’s executive officers that provides for the payment of bonuses based upon the Company meeting certain revenue and profit objectives. To date no bonuses have been paid out under this plan.

      Long-term Incentive Compensation. During the fiscal year ended December 31, 2003, the Committee made discretionary option grants to certain of the executive officers of the Company under the Company’s 1997 Stock Option Plan based on each officer’s personal performance. Option grants were generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.

      Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he remained in the Company’s employ, and then only if the market price of the Company’s common stock appreciated over the option term.

      CEO Compensation. Mr. Viegas’ compensation as President and Chief Executive Officer was initially established pursuant to his employment agreement dated November 5, 2001, the terms of which were set by arms’ length bargaining and have been approved by the Board. Under the terms of his employment agreement, Mr. Viegas is entitled to receive a base salary of $200,000 per year, plus an annual incentive based upon the Company’s annual variable compensation plan based upon the Company exceeding certain financial targets. During February 2003, in conjunction with the Company’s annual stock option grant and as recognition of his promotion to Chief Executive Officer in October 2002, Mr. Viegas was granted an option to purchase 250,000 shares of the Company’s common stock under the Company’s 1997 Stock Option Plan. In March 2003, the Compensation Committee increased Mr. Viegas’ salary to $225,000 annually. In deciding to increase Mr. Viegas’ salary, the Compensation Committee considered Mr. Viegas’ prior accomplishments, his expanded role in the Company and his expected future contributions, as well as the Committee’s review of the compensation levels of CEOs of similar-sized high technology companies in the Silicon Valley region. The terms of Mr. Viegas’ employment agreement are consistent with agreements in similar companies and with peer executives at Immersion. The terms of Mr. Viegas’ employment agreement are further described in the section entitled “Employment Contracts and Change In Control Arrangements.”

      Compliance with Internal Revenue Code Section 162(m). The Company’s policy with respect to compensation paid to its executive officers is to deduct such compensation that qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense. Section 162(m) of the Internal Revenue Code and related Treasury Department regulations restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s 1997 Stock Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.

COMPENSATION COMMITTEE

Steven Blank
Jonathan Rubinstein, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Neither of the individuals serving on the Compensation Committee was at any time during 2003, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as described elsewhere in this Proxy Statement, including in “Executive Compensation and Related Information” above, or in “Other Transactions” below, since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $60,000 and in which any of its directors, executive officers, or holders of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.

Other Transactions

MicroScribe Agreements

      On July 1, 1997, the Company formed MicroScribe LLC (“MicroScribe”), a privately held limited liability company with two types of outstanding membership interests — class 1 membership interests and class 2 membership interests.

      In July 1997, the Company entered into an exchange agreement, a patent license agreement, and an intellectual property license agreement with MicroScribe. Pursuant to the exchange agreement and the patent license agreement, the Company assigned its patents and associated intellectual property relating to three-dimensional digitizing products and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based on the Company’s three-dimensional digitizing product, to MicroScribe, in exchange for a worldwide, royalty-free, exclusive, irrevocable license and all of the class 1 membership interests and class 2 membership interests in MicroScribe. The Company retained the class 1 membership interest and distributed the class 2 membership interests to the stockholders of the Company at the time of the exchange agreement, on a pro rata basis.

      There are no membership interests in MicroScribe other than the class 1 and class 2 membership interests. MicroScribe has not issued any additional membership interests other than the initial issuance of the class 1 and class 2 membership interests to the Company. Accordingly, stockholders who have acquired shares of the Company after the one-time distribution do not own any membership interests in MicroScribe. The following table presents information regarding the percentage interest in MicroScribe of each director, officer, and 5% stockholder who has an interest in MicroScribe, and each member of the immediate family of such director, officer, and 5% stockholder of the Company.

Percentage
Interest Owned
Name of Beneficial Holder	in MicroScribe

Steven Blank (Director)	1.0%

      MicroScribe’s sole business is the licensing of its patents and associated intellectual property to the Company. Distributable cash from its licensing activities is distributed 99% to the class 2 members and 1% to the Company, as the sole class 1 member. Pursuant to the terms of the license agreement, MicroScribe granted the Company rights to use intellectual property of MicroScribe for the development and distribution of three-dimensional digitizing products. Under the intellectual property license agreement, the Company pays MicroScribe a formula-based royalty that varies between 5% and 10% of the net receipts the Company receives from selling products incorporating MicroScribe technology. Based upon the formula-based royalty with MicroScribe, the Company recorded an expense of $132,000 in 1999, $117,000 in 2000, $167,000 in 2001, $103,000 in 2002 and $0 in 2003. The agreement, which has a term of ten years and is scheduled to expire in 2007, also provides that beginning in 2002 the royalty rate will be set at 10% for the remainder of the license term. Products for which the Company paid MicroScribe a royalty included the Company’s MicroScribe-3D digitizing product and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based upon the MicroScribe-3D. The agreement also requires MicroScribe to indemnify the Company against claims that the technology it has delivered to us infringes a third party’s intellectual property rights.

      In 2002, certain disputes arose between the Company and MicroScribe regarding the Company’s relations with MicroScribe, ownership of the “MicroScribe” name and other matters. To settle the disputes, the Company and MicroScribe entered into a settlement agreement whereby the Company agreed not to pursue its claims against MicroScribe in exchange for MicroScribe granting the Company certain rights, including ownership of the MicroScribe name and the right to produce new products under that name without payment of further royalties to MicroScribe. In 2003, MicroScribe LLC assigned and transferred its interest in the MicroScribe patents and related technology to the Company for $20,000.

Consulting Agreements

      On July 1, 2003 the Company entered into an independent consulting agreement with Mr. Robert Van Naarden to assist with certain marketing initiatives of its wholly owned subsidiary Immersion Medical. Under the terms of the consulting agreement, Mr. Van Naarden will receive $15,000 per month compensation and reimbursement of out-of-pocket travel expenses. The initial term of the consulting agreement was six months and is renewable for subsequent three-month terms unless either party notifies the other in writing at least ten days prior to the expiration of the then-current term of its election to terminate the agreement. During 2003, Mr. Van Naarden was paid $90,000 as compensation pursuant to this consulting agreement. As of April 21, 2004, the consulting agreement was mutually terminated.

Indemnification

      In addition to indemnification provisions in the Company’s bylaws, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between November 12, 1999 (the date the Company’s common stock commenced public trading) and December 31, 2003, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the RDG Technology Composite Index, over the same period. This graph assumes the investment of $100.00 on November 12, 1999, in the Company’s common stock, The Nasdaq Stock Market-U.S. Index, and the RDG Technology Composite Index, and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*

AMONG IMMERSION CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

Cumulative Total
Return	11/12/99	12/99	12/00	12/01	12/02	12/03

IMMERSION CORPORATION	100.00	206.04	40.35	36.18	6.28	31.95
NASDAQ STOCK MARKET- (U.S.) INDEX	100.00	136.76	82.48	65.47	45.26	67.67
RDG TECHNOLOGY COMPOSITE INDEX	100.00	123.08	91.46	81.34	59.82	81.04

*	$100 invested on 11/12/99 in stock or on 10/31/99 in index — including reinvestment of dividends. Fiscal year ending December 31.

      The Company effected its initial public offering on November 11, 1999 at a per share price of $12.00. The graph above, however, commences with the closing price of $18.625 per share on November 12, 1999; the date the Company’s common stock commenced public trading.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report, and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the Audit Committee’s engagement of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004, and in the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its engagement. Even if the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      Deloitte & Touche LLP has been the independent public accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with Deloitte & Touche LLP.

      The following tables sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2003	2002

Audit Fees(1)	$259,000	$230,000
Audit Related Fees(2)	72,000	8,000
Tax Fees(3)
Tax Compliance/preparation	54,000	85,000
Other tax services	4,000	4,000

Total Tax Fees	$58,000	$89,000
All Other Fees(4)	—	6,000

Total Fees	$389,000	$333,000

(1)	Audit fees consist of fees billed or expected to be billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attest services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services are primarily consultations concerning financial accounting and reporting standards and Sarbanes-Oxley Section 404 readiness work.

(3)	Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy, and other miscellaneous tax consulting and planning.

(4)	All other fees consist of fees for all other services other than those reported above. The company’s intent is to minimize services in this category.

      The SEC requires that comparative information be provided for the previous fiscal year. Therefore, auditor fee information from our 2002 proxy is being restated here, after taking into account the new categories and definitions that have been implemented.

      The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has and will continue to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services.

      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report its pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Vote Required

      Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of the Company, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock were complied within the fiscal year ended December 31, 2003, except that one statement of changes in beneficial ownership for Richard Stacey, reporting one transaction, was filed late.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

      The following table sets forth as of April 5, 2004, certain information with respect to the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors, (iii) the executive officers named in the Summary Compensation Table, and (iv) all directors and named executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

		Shares
		Subject to
	Amount and	Options
	Nature of	Included in
	Beneficial	Beneficial	Percent of
Beneficial Owner	Ownership(1)(2)	Ownership(3)	Class(4)

Jundt Associates, Inc.(5)	1,645,085	—	7.1
1645 Carlson Parkway, Suite 120
Minneapolis, Minnesota 55305
Mazama Capital Management Inc.(6)	4,786,620	—	20.6
One SW Columbia, Suite 1500
Portland, Oregon 97258
Microsoft Corporation(7)	2,185,792	—	9.4
One Microsoft Way
Redmond, Washington 98052
Executive Officers and Directors
Victor Viegas	786,043	774,175	3.3
Dean Chang, Ph.D.	118,690	106,785	*
Richard Stacey(8)	111,256	108,565	*
Joseph DiNucci	199,915	197,915	*
Steven Blank	179,386	83,652	*
John Hodgman	30,208	30,208	*
Jonathan Rubinstein	88,118	73,118	*
Jack Saltich	30,208	30,208	*
Robert Van Naarden	18,958	18,958	*
All named executive officers and directors as a group (9 persons)	1,562,852	1,423,584	6.3

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2)	The number of shares of common stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after April 5, 2004 held by the person whose percentage of outstanding stock is calculated.

(3)	Only shares subject to option and exercisable within 60 days of April 5, 2004 are included for purposes of determining beneficial ownership.

(4)	Calculated on the basis of 23,207,466 shares of common stock outstanding as of April 5, 2004, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 5, 2004 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(5)	Based solely on information reported on Schedule 13G filed by Jundt Associates, Inc. with the Securities and Exchange Commission on February 13, 2004.

(6)	Based solely on information reported on Schedule 13G filed by Mazama Capital Management Inc. with the Securities and Exchange Commission on February 11, 2004.

(7)	On April 2, 2004, Microsoft Corporation elected to convert 2,185,792 shares of Immersion Corporation Series A Redeemable Convertible Preferred Stock into 2,185,792 shares of common stock pursuant to Section 5 (c) of the Certificate of Designation of the Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock.

(8)	Includes shares owned by spouse.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 concerning the Company’s equity compensation plans:

			Number of Shares
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Shares to		Compensation Plans
	be Issued Upon	Weighted-Average	(Excluding Shares
	Exercise of	Exercise Price of	Reflected in
	Outstanding Options	Outstanding Options	Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders(2)	5,835,061	$4.69	1,028,682 (3)
Equity compensation plans not approved by stockholders(4)	150,000	$3.10	0

Total	5,985,061		1,028,682

(1)	The table does not include information for equity compensation plans assumed by the Company in business combinations. The material features of the Company’s stock option plans assumed in those combinations are described in Note 11 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The number of shares to be issued upon exercise of outstanding options under plans assumed in business combinations at December 31, 2003 was 1,351,847, and the weighted average exercise price was $14.18.

(2)	Consists of two plans: the 1994 Stock Option Plan and the 1997 Stock Option Plan.

(3)	Includes 358,687 shares available for future issuance under the Employee Stock Purchase Plan. The shares that are reserved for issuance under the Stock Option Plans are subject to automatic increases on January 1 of each year by a number of shares equal to 5% of our outstanding shares as of the close of business on December 31 of the preceding calendar year.

(4)	As of December 31, 2003, we had reserved 150,000 shares of common stock for issuance pursuant to a Non-Plan Stock Option Agreement (the “Non-Plan Agreement”) with an employee who is not an executive officer of the Company. The Non-Plan Agreement provides for the granting of a nonstatutory stock option with an exercise price equal to the fair market value of our common stock on the date of grant. The option granted pursuant to the Non-Plan Agreement has a 10-year term and vests at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2005 Annual Meeting of Stockholders, or who intend to present a proposal without inclusion of such proposal in the Company’s proxy materials, must submit the proposal to the Company no later than December 31, 2004. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the enclosed envelope.

OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, Chief Financial
Officer, and Director

San Jose, California

May 3, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

IMMERSION CORPORATION

AUDIT COMMITTEE CHARTER

A.     Membership

      The Audit Committee shall be composed of no less than three directors appointed by the Board of Directors, each of whom shall satisfy the independence requirements established by the rules of The Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”). Each member of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

      Members of the Committee will serve at the discretion of the Board. The Board shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments, and reporting to the Board of Directors. The Chief Financial Officer and Vice President, Controller will help plan and facilitate the Committee meetings. The Committee shall have the authority to initiate investigations and retain the services of outside counsel, experts, and other advisors as it deems appropriate to assist in the full performance of its functions. The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this charter, to compensate its advisors, and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work, or performing other audit, review, or attest services for the Company.

B.     Purpose

      The purpose of the Audit Committee of the Board of Directors established pursuant to this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to retain independent auditors, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. This charter shall be reviewed, updated, and approved annually by the Board of Directors.

      The Committee’s primary purpose, with the responsibilities and powers set forth in this Charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the Company’s financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities. The Committee’s role does not provide any special assurances about the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent accountants.

C.     Meetings

      The Committee will meet with the President and CFO of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company prior to and upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditor’s examination and management report. The Audit Committee meetings may be held in conjunction with Board meetings, and may precede or follow each Board meeting. The Committee members or President of the Company shall have the power to call special meetings as required.

D.     Functions and Responsibilities of the Audit Committee

      The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal and external controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established, and (iii) the Company’s auditing, accounting, and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures, and practices at all levels. In carrying out its responsibilities, the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts and independence of the Company’s auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

•	Review compliance with the Company’s Code of Business Conduct and Ethics and the procedures to monitor such compliance.

      The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated below.

1.	The Committee shall be directly and solely responsible for the appointment, compensation, retention, and oversight (including resolution of disagreements between management and the independent auditor regarding financial reporting) and, if necessary, termination and replacement of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

2.	The Committee shall consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

3.	The Committee shall review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), including a review with the chief executive and chief financial officer of the Company of any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize, or report financial data, and any material weaknesses in Internal Controls identified to the auditors. The Committee shall meet separately and review with the independent auditor the results of the independent auditors’ examinations, including the Company’s Internal Controls and the fullness and accuracy of the Company’s financing statements, and the independent auditors’ attestation to and report on the assessment made by management. The Committee shall consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

4.	To the extent that it deems appropriate, the Committee shall review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized, and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”) and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

5.	The Committee shall periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence, and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

6.	The Committee shall approve in advance the retention of the independent auditors for all audit services and any permissible non-audit services, and approve the fees and terms of such engagement; provided, however, that the Committee may establish pre-approval policies and procedures for any engagement to render such services and delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that such policies, procedures, and delegation are in accordance with applicable law (including SEC and Nasdaq rules).

7.	The Committee shall review and discuss with management and the independent auditors (i) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company, and (ii) any transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

8.	The Committee shall review and discuss with management and the outside auditors the accounting policies and practices which may be viewed as critical, and review and discuss any significant changes in accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

9.	The Committee shall discuss with a representative of management and the independent auditors: (i) the interim financial information contained in the Company’s quarterly report on Form 10-Q prior to its filing, (ii) the earnings announcement prior to its release (if practicable), and (iii) the results of the review of such information by the auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

10.	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and any certification, report, opinion, or review rendered by the independent auditor. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Also, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

11.	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement. The Committee shall adopt a Code of Business Conduct and Ethics (the “Code”) for all employees and directors, which meets applicable SEC and Nasdaq requirements. The Committee shall review the Code periodically and recommend such changes to the Code as the Committee shall deem appropriate and adopt procedures for monitoring and enforcing compliance with the Code.

12.	As requested by the Board, the Committee shall review and investigate conduct alleged by the Board to be in violation of the Code and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

13.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall also adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

14.	The Committee shall discuss with the Company’s General Counsel any significant legal matters that may have a material effect on the financial statements and the Company’s compliance policies, including material notices to or inquiries received from governmental agencies.

15.	The Committee shall review alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by independent auditors.

16.	The Committee shall review and approve any related-party transactions and review any such transactions regularly for potential conflicts of interest.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMERSION CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2004.

     The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2004, and hereby appoints Victor Viegas and Mary Beth Baust, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Wednesday, June 2, 2004, at 9:30 a.m., local time, at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, and for any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s By-laws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters in their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT TWO DIRECTORS AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Proposal to elect as directors Jonathan Rubinstein and Robert Van Naarden to serve for a three-year term as Class II directors.

For All Nominees	Withhold From All Nominees
☐	☐

☐ For all nominees except as noted above

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004.

For	Against	Abstain
☐	☐	☐

(This Proxy should be marked, dated, and signed by the stockholder(s), exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

Signature(s):

Dated: , 2004
(Be sure to date Proxy.)

     Please mark, sign, date, and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.